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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest reported): June 20, 2001


                      Electronic Data Systems Corporation
            (Exact name of registrant as specified in its chapter)


          Delaware                       01-11779                75-2548221
(State or other jurisdiction            (Commission             (IRS Employer
     of incorporation                   File Number)         Identification No.)

          5400 Legacy Drive, Plano, Texas                     75024
      (Address of principal executive offices)              (Zip Code)



                                (972) 604-6000
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 5. Other Events.

     On June 6, 2001, Electronic Data Systems Corporation (the "Company") filed, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), a registration statement on form S-3 (File No. 333-62442), which was declared effective on June 13, 2001 (the "Registration Statement"). On June 18, 2001, the Company filed a Preliminary Prospectus Supplement, dated June 18, 2001, which included the Prospectus dated June 13, 2001, relating to the offering of up to 32,200,000 of the Company's FELINE PRIDES. On June 20, 2001, the Company entered into an Underwriting Agreement with the several underwriters named therein, relating to the offering by the Company of FELINE PRIDES under the Registration Statement. The FELINE PRIDES initially will consist of units referred to as Income PRIDES. Each Income PRIDE will include (i) a purchase contract under which the purchaser will agree to purchase from the Company and the Company will agree to sell shares of common stock of the Company on August 17, 2004 and (ii) a senior note due August 17, 2006 of the Company. In this connection, the Company is filing certain exhibits as part of this Form 8-K. See "Item 7. Exhibits."

Item 7. Exhibits

Exhibit
Number    Description
------    -----------
1.1 Underwriting Agreement, dated June 20, 2001, between the Company and the several underwriters named therein.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ELECTRONIC DATA SYSTEMS CORPORATION

                                        By: /s/ David L. O'Brien
                                            ------------------------------
                                        Name: David L. O'Brien
                                        Title: Assistant Treasurer
Date: June 20, 2001
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                                 EXHIBIT INDEX

Exhibit
Number    Description
------    -----------

1.1 Underwriting Agreement, dated June 20, 2001, between the Company and the several underwriters named therein.